UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 5, 1998


                             GERBER SCIENTIFIC, INC.
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)


             CONNECTICUT                  1-5865              06-0640743
---------------------------------     -------------      -------------------
 (State or other jurisdiction of       (Commission        (I.R.S. Employer
  incorporation or organization)         File No.)       Identification No.)


  83 Gerber Road West, South Windsor, Connecticut                 06074
 --------------------------------------------------          ---------------
      (Address of principal executive offices)                  (Zip Code)



Registrant's Telephone Number, including area code:          (860) 644-1551
                                                             ---------------



                                 Not applicable
                             -----------------------
          (Former name or former address, if changed since last report)

                                TABLE OF CONTENTS
                                -----------------


                                                                    PAGE
                                                                    ----
Item 2.     Acquisition or Disposition of Assets.                     2

Item 7(a).  Financial Statements of Business Acquired.                2

Item 7(b).  Pro Forma Financial Information.                         21

Signatures                                                           28

Item 2.  Acquisition or Disposition of Assets.

On May 5, 1998, Gerber Scientific Inc. (Gerber or the Company) announced the successful completion of its cash tender offer for the acquisition of UK-based Spandex PLC (Spandex), Europe and North America's largest distributor of signmaking systems and supplies. In its results for the year ended December 31, 1997, Spandex reported sales of [pound sterling]101.3 million ($167 million). The acquisition of Spandex and the results of its operations will be accounted for in the Company's new fiscal year, which began May 1, 1998.

Operating out of 13 countries in Europe, Canada and the U.S., Spandex is engaged in three main activities: the distribution of signmaking systems, the distribution of signmaking materials, and the manufacturing of signmaking materials. In signmaking systems, the company markets, distributes, and supports computer-controlled signmaking equipment such as vinyl cutting plotters, specialist sign printers, and routers manufactured by Gerber Scientific Products, Inc., a wholly owned subsidiary of Gerber. In signmaking materials, the company supplies a comprehensive range of products including self-adhesive vinyls, banner materials, specialist signmaking films, application tapes, and sign blanks and substrates, as well as extruded aluminum sign systems and plastic components. In materials manufacturing, the company, through its wholly-own subsidiary Ultramark Adhesive Products Limited, manufactures self-adhesive vinyl films for the sign and allied industries in addition to labeling films for the packaging markets. Gerber will continue to market, distribute and support the Spandex product lines.

The tender price for the shares valued Spandex at approximately [pound sterling]
106.4 million ($173 million). In addition, Spandex had bank debt outstanding at the time of acquisition of approximately [pound sterling]6.2 million
($10 million). The acquisition of the shares and the refinancing of the Spandex debt was funded from a new $235 million multi-currency syndicated credit facility which the Company recently negotiated with a bank group.

Item 7(a).  Financial Statements of Business Acquired.

The following financial statements have been prepared in accordance with generally accepted accounting principles in the United Kingdom. Material variations in the accounting principles, practices, and methods include differences in the treatment of acquisition goodwill and the date dividend declarations are recorded. A reconciliation of net income and balance sheet line items to United States generally accepted accounting principles follows the audited financial statements included below.

The Board of Directors and Shareholders of
Spandex PLC:

We consent to the inclusion of our report dated July 16, 1998, with respect to the audited consolidated balance sheets of Spandex PLC (a United Kingdom corporation) as of December 31, 1996, and 1997, and the related consolidated profit and loss accounts, reconciliation of movements in shareholders' funds and cash flows for each of the three years in the period ended 31 December 1997, which report appears in the Form 8-K of Gerber Scientific Inc. dated July 16, 1998.


/s/ Deloitte & Touche

Chartered Accountants
Bristol
England
July 16, 1998

To the Board of Directors and Shareholders of Spandex PLC

We have examined the accompanying audited consolidated balance sheets of Spandex PLC (a United Kingdom corporation) as of December 31, 1996, and 1997, and the related consolidated profit and loss accounts, reconciliation of movements in shareholders' funds and cashflows for each of the three years in the period ended 31 December 1997 set out on pages 5 to 16. These financial statements are the responsibility of Spandex PLC's management. Our responsibility is to express an opinion on these financial statements based on audits performed.

The audits were conducted in accordance with generally accepted auditing guidelines in the United Kingdom, which are substantially the same as auditing standards generally accepted in the United States. Those standards require that audits are planned and performed to obtain all reasonable assurance about whether financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Spandex PLC and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles in the United Kingdom.


/s/ Deloitte & Touche

Chartered Accountants
Bristol
England


July 16, 1998

1.   CONSOLIDATED PROFIT AND LOSS ACCOUNTS

The following table summarises the consolidated profit and loss accounts of Spandex PLC for the three financial years ended 31 December 1995, 1996 and 1997.

                                                                         Year ended 31 December
                                                             1997                     1996                     1995
CONSOLIDATED PROFIT AND LOSS ACCOUNTS        [pound sterling]'000     [pound sterling]'000     [pound sterling]'000

TURNOVER                                                  101,347                  98,455                   85,765
Cost of sales                                              63,824                  60,285                   53,032
                                                       ----------               ---------                ---------

GROSS PROFIT                                               37,523                  38,170                   32,733
                                                       ----------               ---------                ---------

Distribution costs                                         18,107                  18,576                   15,473
Administrative expenses                                     9,878                   9,114                    8,169
                                                       ----------               ---------                ---------

                                                           27,985                  27,690                   23,642

OPERATING PROFIT                                            9,538                  10,480                    9,091

Interest receivable and similar income                         61                     103                      115
Interest payable and similar charges                         (591)                   (708)                    (686)
                                                       ----------               ---------                ---------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION               9,008                   9,875                    8,520

Tax on profit on ordinary activities                        3,392                   3,563                    3,254
                                                       ----------               ---------                ---------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                5,616                   6,312                    5,266

Dividends paid and proposed                                 1,201                   1,038                      923
                                                       ----------               ---------                ---------

PROFIT RETAINED, TRANSFERRED TO RESERVES                    4,415                   5,274                    4,343

EARNINGS PER ORDINARY SHARE                                 17.3p                   19.5p                    16.3p

Notes to these consolidated financial statements are set out in section 6.

2.   CONSOLIDATED BALANCE SHEETS

The following table sets forth the consolidated balance sheets of Spandex PLC at 31 December 1996 and 1997.

                                                               31 December
                                                             1997                     1996
CONSOLIDATED BALANCE SHEETS                  [pound sterling]'000     [pound sterling]'000

FIXED ASSETS
Tangible assets                                           14,432                   14,294
                                                       ----------               ---------

CURRENT ASSETS
Stocks                                                    14,617                   12,611
Debtors                                                   20,951                   19,203
Cash at bank and in hand                                   2,170                    2,425
                                                       ----------               ---------

                                                          37,738                   34,239
                                                       ----------               ---------

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
Bank loans and overdrafts                                  4,644                    4,322
Trade creditors                                           12,678                   10,124
Other creditors including taxation and social security     8,262                    8,588
Proposed dividends                                         1,201                    1,038
                                                       ----------               ---------

                                                          26,785                   24,072
                                                       ----------               ---------

NET CURRENT ASSETS                                        10,953                   10,167
                                                       ----------               ---------

TOTAL ASSETS LESS CURRENT LIABILITIES                     25,385                   24,461

Provisions for Liabilities and Charges                       186                      184
                                                       ----------               ---------

                                                          25,199                   24,277
                                                       ==========               =========

CAPITAL AND RESERVES
Called up share capital                                    3,248                    3,243
Share premium                                              1,664                    1,632
Profit and loss account                                   20,287                   19,402
                                                       ----------               ---------

TOTAL EQUITY SHAREHOLDERS' FUNDS                          25,199                   24,277
                                                       ==========               =========



Notes to these consolidated financial statements are set out in section 6.

3.   CASHFLOW STATEMENTS OF SPANDEX

The following table sets forth the consolidated cashflow statements of Spandex PLC for the financial years ended 31 December 1995, 1996 and 1997.

                                                                                     Year ended 31 December
                                                                             1997                     1996                     1995
CONSOLIDATED STATEMENTS OF CASHFLOW                          [pound sterling]'000     [pound sterling]'000     [pound sterling]'000

NET CASH INFLOW FROM OPERATING ACTIVITIES                                   9,839                   11,664                    8,904
                                                                        ---------                ---------                ---------

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                              59                       98                       92
Interest paid                                                                (594)                    (702)                    (636)
                                                                        ---------                ---------                ---------

Net cash outflow from returns on investments and servicing of finance        (535)                    (604)                    (544)
                                                                        ---------                ---------                ---------

TAXATION
Corporation tax paid (including advance corporation tax)                   (3,774)                  (3,266)                  (2,555)
                                                                        ---------                ---------                ---------

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire tangible fixed assets                                  (2,586)                  (2,966)                  (4,318)
Receipts from sales of tangible fixed assets                                  425                      458                      289
                                                                        ---------                ---------                ---------

Net cash outflow for capital expenditure and financial investment          (2,161)                  (2,508)                  (4,029)
                                                                        ---------                ---------                ---------

ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings and businesses                         (2,509)                  (1,815)                    (965)
Net overdrafts acquired with subsidiaries                                    (237)                     (58)                    (159)
                                                                        ---------                ---------                ---------

Net cash outflow for acquisitions and disposals                            (2,746)                  (1,873)                  (1,124)
                                                                        ---------                ---------                ---------

EQUITY DIVIDENDS PAID                                                      (1,038)                    (923)                    (808)
                                                                        ---------                ---------                ---------

NET CASH (OUTFLOW)/INFLOW BEFORE FINANCING                                   (415)                   2,490                     (156)
                                                                        ---------                ---------                ---------

FINANCING
Issue of ordinary share capital                                                37                       31                       73
New borrowings                                                                 --                    1,433                    2,101
Loan repayments                                                              (902)                  (4,284)                  (1,235)
                                                                        ---------                ---------                ---------

Net cash (outflow)/inflow from financing                                     (865)                  (2,820)                     939
                                                                        ---------                ---------                ---------

(DECREASE)/INCREASE IN CASH IN THE PERIOD                                  (1,280)                    (330)                     783
                                                                        =========                =========                =========

Further details are set out in note 22


4.   CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                                     Year ended 31 December
                                                                              1997                    1996                      1995
                                                              [pound sterling]'000    [pound sterling]'000      [pound sterling]'000

THE GROUP
Profit for the financial year                                                5,616                   6,312                     5,266
Currency translation differences on foreign
  currency net investments                                                  (1,371)                 (1,969)                      536
                                                                         ---------               ---------                 ---------

TOTAL RECOGNISED GAINS AND LOSSES FOR THE YEAR                               4,245                   4,343                     5,802
                                                                         =========               =========                 =========

5. COMBINED RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS AND STATEMENTS OF MOVEMENTS ON RESERVES

                                                     Allotted                  Share                  Profit
                                                       share                 premium                and loss                  Total
                                                     capital                 account                 account
                                        [pound sterling]'000    [pound sterling]'000    [pound sterling]'000   [pound sterling]'000

THE GROUP
At 1 January 1995                                      3,231                   1,540                  14,101                 18,872

Profit for the
  financial year                                          --                      --                   5,266                  5,266
Dividends paid and
  proposed                                                --                      --                    (923)                  (923)
Currency translation
  differences on
  foreign currency
  net investments                                         --                      --                     536                    536
Goodwill on
  acquisition                                             --                      --                    (834)                  (834)
Options exercised                                          9                      64                      --                     73
                                                    --------                --------               ---------              ---------

At 1 January 1996                                      3,240                   1,604                  18,146                 22,990

Profit for the
  financial year                                          --                      --                   6,312                  6,312
Dividends paid and
  proposed                                                --                      --                  (1,038)                (1,038)
Currency translation
  differences on
  foreign currency
  net investments                                         --                      --                  (1,969)                (1,969)
Goodwill on
  acquisition                                             --                      --                  (2,049)                (2,049)
Options exercised                                          3                      28                      --                     31
                                                    --------                --------               ---------              ---------

At 1 January 1997                                      3,243                   1,632                  19,402                 24,277

Profit for the
  financial year                                          --                      --                   5,616                  5,616
Dividends paid and
  proposed                                                --                      --                  (1,201)                (1,201)
Currency translation
  differences on
  foreign currency
  net investments                                         --                      --                  (1,371)                (1,371)
Goodwill on
  acquisition                                             --                      --                  (2,159)                (2,159)
Options exercised                                          5                      32                      --                     37
                                                    --------                --------               ---------              ---------

At 31 December 1997                                    3,248                   1,664                  20,287                 25,199
                                                    ========                ========               =========              =========


6.   NOTES TO THE FINANCIAL STATEMENT

NOTE 1.  ACCOUNTING POLICIES

The financial statements have been prepared in accordance with applicable accounting standards.


The particular accounting policies adopted are described below.


(a)  Accounting convention
     The financial statements have been prepared under the historical cost convention.

(b)  Basis of consolidation
     The group financial statements consolidate the financial statements of the Company and all subsidiaries for the financial year ended 31 December 1997.

(c)  Tangible fixed assets
     Depreciation is not provided on freehold land. On other tangible fixed assets depreciation is provided on cost in equal instalments over the estimated lives of the assets. The annual rates of depreciation are as follows:
     Freehold buildings                                                       2%
     Leasehold buildings                                    Over period of lease
     Motor vehicles                                                          25%
     Other plant and machinery                                            10-20%
     Computer equipment                                                  33 1/3%
     Other fixtures, fittings, tools and equipment                           20%

(d)  Intangible fixed assets
     Goodwill arising on consolidation is written off direct to reserves in the year in which it arises.

(e)  Stocks
     Stocks are stated at the lower of cost and net realisable value. Cost represents the cost of materials, direct labour and appropriate production overheads.

(f)  Deferred taxation
     Deferred taxation is provided at the anticipated tax rates on differences arising from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements to the extent that it is probable that a liability or asset will crystallise in the future.

(g)  Foreign exchange
     The results of the foreign subsidiaries are translated into sterling at the average rates of exchange for the year. The balance sheets of the foreign subsidiaries are translated at the closing rates of exchange. Exchange differences arising from this treatment are taken direct to reserves. Other translation differences are dealt with in the profit and loss account.

(h)  Investments
     In the accounts of Spandex PLC, investments held as fixed assets are stated at cost, or at the nominal value of the shares issued where the merger relief provisions of the Companies Act 1985 have been applied.

(i)  Leases
     Rental costs under operating leases are charged to profit and loss account in equal annual instalments over the periods of the leases.


NOTE 2.  ACQUISITIONS AND GOODWILL

During the year the Group made the following acquisitions:

(a) On 4 April 1997, ND Graphic Products Limited acquired the issued share capital of LRB Southwestern Graphic Supplies Inc. for a consideration (including costs) of [pound sterling]133,000.

(b) On 31 July 1997, Spandex USA Inc. acquired the issued share capital of Clarke Sign Systems Inc. for a consideration (including costs) of [pound sterling]672,000.

(c) On 31 July 1997, Spandex France SA acquired the issued share capital of Faaso SA for a consideration (including costs) of [pound sterling]1,299,000.

(d) On 31 July 1997, Spandex PLC acquired the issued share capital of Syndicut Sro for a consideration (including costs) of [pound sterling]405,000.

These acquisitions have been accounted for using the acquisition method of accounting.

The fair values of the major categories of assets and liabilities acquired and the cash flow effects of the acquisitions are given in note 22. There were no significant adjustments made to the book values in arriving at these fair values.


GOODWILL

Goodwill written off in 1997 under the accounting policy stated in note 1 amounted to [pound sterling]2,159,000 (1996: [pound sterling]2,049,000). The cumulative amount of goodwill charged to reserves is [pound sterling]8,751,000 (1996: [pound sterling]6,592,000).

NOTE 3.  SEGMENTAL INFORMATION

The directors consider that the Group operates in one area of activity, namely the supply of products to the sign and allied industries.

The geographical analysis of the Group's turnover (by origin of sale), operating profit and net assets are as follows:

                                     Turnover                              Operating profit                    Net assets
                         1997          1996          1995          1997          1996          1995          1997          1996
                       [pound        [pound        [pound        [pound        [pound        [pound        [pound        [pound
                    sterling]     sterling]     sterling]     sterling]     sterling]     sterling]     sterling]     sterling]
                         '000          '000          '000          '000          '000          '000          '000          '000

Europe                 86,294        89,161        85,256         8,830         9,861         9,073         25,288       24,592
North America          15,053         9,294           509           708           619            18          2,385        1,582
                      -------       -------       -------       -------       -------       -------        -------      -------

                      101,347        98,455        85,765         9,538        10,480         9,091         27,673       26,174
                      =======       =======       =======       =======       =======       =======

Net group dept                                                                                              (2,474)      (1,897)
                                                                                                           -------      -------

                                                                                                            25,199       24,277
                                                                                                           =======      =======

Note: There is no material difference between the turnover figures shown above and the analysis by destination of sale.

NOTE 4.  STAFF COSTS AND NUMBERS

                                                                            1997                    1996                    1995
                                                            [pound sterling]'000    [pound sterling]'000    [pound sterling]'000

EMPLOYEE COSTS DURING THE YEAR
Wages and salaries                                                        12,386                  11,994                  10,640
Social security costs                                                      1,668                   1,691                   1,433
Other pension costs                                                          369                     364                     299
                                                                       ---------               ---------               ---------

                                                                          14,423                  14,049                  12,372
                                                                       =========               =========               =========

AVERAGE NUMBERS OF PERSONS EMPLOYED
Production                                                                   155                     140                     125
Sales and distribution                                                       345                     326                     276
Administration                                                               132                     113                     105
                                                                       ---------               ---------               ---------

                                                                             632                     579                     506
                                                                       =========               =========               =========

NOTE 5.  INTEREST PAYABLE AND SIMILAR CHARGES

                                                                            1997                    1996                    1995
                                                            [pound sterling]'000    [pound sterling]'000    [pound sterling]'000

Interest on bank loans and overdrafts wholly repayable
  within five years                                                          591                     646                     605
Other interest                                                                --                      62                      81
                                                                       ---------               ---------               ---------

                                                                             591                     708                     686
                                                                       =========               =========               =========

                                      -10-

NOTE 6.   PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                                   1997                  1996                  1995
                                                                   [pound sterling]'000  [pound sterling]'000  [pound sterling]'000

Profit on ordinary activities before taxation is after charging:
Rental under other operating leases                                                 957                 1,028                   874
Depreciation                                                                      1,919                 1,760                 1,662
Auditors' remuneration -- audit fees                                                144                   125                   105
                       -- other services                                             80                    73                    56
                                                                               ========              ========              ========

NOTE 7.   TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                                   1997                  1996                  1995
                                                                   [pound sterling]'000  [pound sterling]'000  [pound sterling]'000

United Kingdom corporation tax at 31.5%
  (Years ended 31 December 1996 and 1995 33%)
Based on the profit for the year                                                  1,945                 2,288                 1,890
Less relief for overseas taxation                                                  (925)               (1,165)                 (753)
Deferred taxation                                                                     2                    15                    16
Overseas taxation                                                                 2,370                 2,425                 2,101
                                                                               --------              --------              --------
                                                                                  3,392                 3,563                 3,254
                                                                               ========              ========              ========

NOTE 8.   PROFIT OF PARENT COMPANY

As permitted by Section 230 of the Companies Act 1985, the profit and loss account of the parent company is not presented as part of these accounts. The consolidated profit for the financial year includes [pound sterling]1,116,000 (Years ended 31 December 1996: [pound sterling]1,345,000 and 31 December 1995:
[pound sterling]1,346,000) which is dealt with in the accounts of the parent company.

NOTE 9.   DIVIDENDS

                                                                                   1997                  1996                  1995
                                                                   [pound sterling]'000  [pound sterling]'000  [pound sterling]'000

Interim dividend at 1.2p per share
  (1996: 1.1p and 1995: 1.0p)                                                       389                   357                   323
Proposed final dividend at 2.5p per share
  (1996: 2.1p and 1995: 1.85p)                                                      812                   681                   600
                                                                               --------              --------               -------
                                                                                  1,201                 1,038                   923
                                                                               ========              ========               =======

NOTE 10.   EARNINGS PER SHARE
The calculation of earnings per ordinary share is based on profits of [pound sterling]5,616,000 (Years ended 31 December 1996:
[pound sterling]6,312,000 and 31 December 1995: [pound sterling]5,266,000) and on the average of 32,451,576 (Years ended 31 December 1996: 32,415,576 and 31 December 1995: 32,352,576) ordinary shares in issue during the year.
No material dilution of earnings per share arises as a result of the potential exercise of all outstanding share options.

NOTE 11.   TANGIBLE FIXED ASSETS

                                                                                 Land and                                  Fixtures
                                                            Land and            buildings                              and fittings
                                                           buildings                Short            Plant and            tools and
                                          Total             Freehold            Leasehold            machinery            equipment
                           [pound sterling]'000 [pound sterling]'000 [pound sterling]'000 [pound sterling]'000 [pound sterling]'000
THE GROUP
COST

At 1 January 1997                        22,924               10,340                  617                7,048                4,919
Additions on acquisition of
  businesses                                393                   26                   72                  175                  120
Additions                                 2,630                  281                   52                1,467                  830
Disposals                                  (969)                  --                  (20)                (558)                (391)
Foreign exchange translation
  differences                              (679)                (178)                 (48)                (209)                (244)
                                      ---------            ---------              -------             --------             --------
At 31 December 1997                      24,299               10,469                  673                7,923                5,234
                                      =========            =========              =======             ========             ========

ACCUMULATED DEPRECIATION
At 1 January 1997                         8,630                  731                  280                4,394                3,225
Additions on acquisition of
  businesses                                195                   10                   21                  102                   62
Additions                                 1,919                  152                   74                  898                  795
Disposals                                  (584)                  --                  (12)                (280)                (292)
Foreign exchange translation
  differences                              (293)                  (8)                 (19)                (119)                (147)
                                      ---------            ---------              -------             --------             --------
At 31 December 1997                       9,867                  885                  344                4,995                3,643
                                      =========            =========              =======             ========             ========

NET BOOK VALUE
At 31 December 1997                      14,432                9,584                  329                2,928                1,591
                                      ---------            ---------              -------             --------             --------
At 31 December 1996                      14,294                9,609                  337                2,654                1,694
                                      =========            =========              =======             ========             ========


NOTES 12.   STOCKS

                                                                                                                   The Group
                                                                                                          1997                 1996
                                                                                          [pound sterling]'000 [pound sterling]'000

Raw Materials                                                                                            1,034                  724
Work in Progress                                                                                           333                  386
Finished Goods and Goods for Resale                                                                     13,250               11,501
                                                                                                     ---------            ---------
                                                                                                        14,617               12,611
                                                                                                     =========            =========

NOTE 13. DEBTORS

                                                                                                                   The Group
                                                                                                          1997                 1996
                                                                                          [pound sterling]'000 [pound sterling]'000

Trade debtors due within one year                                                                       17,097               15,884
Other debtors:
Amounts falling due within one year                                                                      3,554                3,059
Amounts falling due after more than one year                                                               300                  260
                                                                                                     ---------            ---------
                                                                                                        20,951               19,203
                                                                                                     =========            =========

Included in other debtors falling due within one year is an amount of [pound sterling]2,583,000 (1996: [pound sterling]2,160,000) which relates to the capital value of leases entered into by customers of the Group's Canadian subsidiary and in respect of which the finance company has a right of recourse to the Group. This treatment is required by Financial Reporting Standard Number Five. The right of recourse exists only in those cases of default by the customer and where the finance company is able to return the leased equipment to the Group. In the opinion of the directors no significant liability is likely to arise under these arrangements. A similar amount of [pound sterling]2,583,000 is included in other creditors.

NOTE 14.   OTHER CREDITORS INCLUDING TAXATION AND SOCIAL SECURITY


                                                                                                                   The Group
                                                                                                          1997                 1996
                                                                                          [pound sterling]'000 [pound sterling]'000

This heading includes:
Taxation and social security                                                                             2,098                2,733
                                                                                                     =========            =========

NOTE 15.   PROVISIONS FOR LIABILITIES AND CHARGES

Deferred taxation
The amounts of deferred taxation provided and unprovided in the accounts are:

                                                                         Provided                                Unprovided
                                                                1997                 1996                 1997                 1996
                                                [pound sterling]'000 [pound sterling]'000 [pound sterling]'000 [pound sterling]'000

THE GROUP:
Capital allowances in excess of depreciation                      130                 136                   --                   --
Other timing differences                                           56                  48                   --                   --
Gain deferred by rollover relief                                   --                  --                  250                  250
                                                              -------             -------              -------              -------
                                                                  186                 184                  250                  250
                                                              =======             =======              =======              =======

NOTE 16.   CALLED UP SHARE CAPITAL

                                                               Number                 1997              Number                 1996
                                                            of shares [pound sterling]'000           of shares [pound sterling]'000

Authorised:
  Ordinary shares of 10p each                              19,672,000                1,967          19,672,000                1,967
  'A' Ordinary shares of 10p each                          17,828,000                1,783          17,828,000                1,783
                                                        -------------             --------       -------------             --------
                                                           37,500,000                3,750          37,500,000                3,750
                                                        =============             ========       =============             ========
Called up, allotted and fully paid:
  Ordinary shares of 10p each                              14,651,076                1,465          14,603,076                1,460
  'A' Ordinary shares of 10p each                          17,828,000                1,783          17,828,000                1,783
                                                        -------------             --------       -------------             --------
                                                           32,479,076                3,248          32,431,076                3,243
                                                        =============             ========       =============             ========

The movement in share capital during the year relates to the exercise of options over 48,000 Spandex Ordinary Shares by members of the Executive Share Option Scheme. The Spandex 'A' Shares rank pari passu with the Spandex Ordinary Shares save that they are not listed on any stock exchange and there are restrictions as to their transfer.

Employees held options over the Company's Ordinary Shares at 31 December 1997 as follows:

                                                         No of shares                 Option price           Closing date of option

Executive Share Option Scheme:                                 77,499                         216p                      10 May 2004
                                                              151,667                         320p                    16 March 2005
                                                              146,835                         353p                 28 December 2005
                                                              153,333                         366p                    11 March 2006
                                                              104,667                         255p                23 September 2007
Sharesave Scheme:                                             173,550                         271p                 28 February 2003
                                                              304,209                         206p                     30 June 2005
                                                         ------------
                                                            1,111,760
                                                         ============

NOTE 17.   CAPITAL COMMITMENTS

                                                                                                                   The Group
                                                                                                          1997                 1996
                                                                                          [pound sterling]'000 [pound sterling]'000

Contracted for but not provided in the financial statements                                                120                  130
                                                                                                       =======              =======

NOTE 18.   OPERATING LEASE COMMITMENTS
At 31 December 1997 the Group was committed to making the following payments during the next year in respect of operating leases:

                                                                                                      Land and
                                                                                                     buildings                Other
                                                                                          [pound sterling]'000 [pound sterling]'000

Leases which expire:
Within one year                                                                                            151                   71
Within two to five years                                                                                   670                   33
After five years                                                                                           115                   --
                                                                                                       -------              -------
                                                                                                           936                  104
                                                                                                       =======              =======

NOTE 19.   PENSIONS SCHEMES
The Group operates defined contribution pension schemes in respect of certain employees, based on a fixed percentage of salaries. Pension contributions are charged to the profit and loss account in the period in which they are incurred.

The pension cost for the year was [pound sterling]369,000 (1996:
[pound sterling]364,000).

NOTE 20.   RELATED PARTY TRANSACTIONS

(A) During the year, the Group purchased services to the value of [pound sterling]439,080 (1996: [pound sterling]393,709) from Ultraflex Plastics Limited, a company controlled by G. M. Bateson, a director of the Company. These were in respect of distribution and other services for Ultramark Adhesive Products Limited, and are on normal commercial terms. The amount owed to Ultraflex as at 31 December 1997 was [pound sterling]29,429 (1996:
     [pound sterling]23,550).

(b) Mr. N. C. P. Cockcroft was a partner in Wansbroughs Willey Hargrave from the beginning of the year up to 31 October 1997. During that period the Company incurred professional fees of [pound sterling]21,967 in respect of legal services provided by that firm.

(c) On 6 January 1997 the Company made an interest free advance to Mr. N. C. P. Cockcroft of [pound sterling]20,000 for the purchase of a car. This amount was repaid on 26 February 1997.

NOTE 21.   SUBSIDIARY COMPANIES

The Company has the following subsidiary companies:

     Ultramark Adhesive Products Limited (incorporated in England) Spandex Benelux BV (incorporated in Holland)
     Spandex (Deutschland) GmbH (incorporated in Germany)
     H. Brunner GmbH (incorporated in Germany)
     Spandex Espana SA (incorporated in Spain)
     Spandex Benelux NVSA (incorporated in Belgium)
     Spandex Srl (incorporated in Italy)
     Spandex AG (incorporated in Switzerland)
     Spandex Ges.mbH (incorporated in Austria)
     Spandex Kft (incorporated in Hungary)
     Spandex France SA (incorporated in France)
     Spandex USA Inc. (incorporated in the USA)
     Spandex Unifol Sro (incorporated in Slovakia)
     Zecco Sro (incorporated in Slovakia)
     Spandex Canada Inc. (incorporated in Canada)
     ND Graphic Products Limited* (incorporated in Canada)
     Faaso SA* (incorporated in France)
     Clarke Sign Systems, Inc.* (incorporated in USA)
     Spandex Syndicut Sro (incorporated in Czech Republic)

All subsidiaries are wholly owned and operate in the same general trade as that of the parent company.

*Subsidiaries marked are indirectly owned through other subsidiaries.

NOTE 22.   CASH FLOW STATEMENT

(a) Reconciliation of operating profit to net cash inflow from operating activities

                                                                                 1997                   1996                   1995
                                                                 [pound sterling]'000   [pound sterling]'000   [pound sterling]'000

Operating profit                                                                9,538                 10,480                  9,091
Depreciation charges                                                            1,919                  1,760                  1,662
Profit on sale of fixed assets                                                    (40)                   (38)                   (44)
Increase in stocks                                                             (1,579)                  (511)                (1,697)
Increase in debtors                                                            (1,380)                  (531)                (1,638)
Increase in creditors                                                           1,381                    504                  1,530
                                                                             --------              ---------               --------
Net cash inflow from operating activities                                       9,839                 11,664                  8,904
                                                                             ========              =========               ========

(b)  Acquisition of subsidiary undertakings and businesses

Net Assets acquired:

                                                                                 1997                   1996                   1995
                                                                 [pound sterling]'000   [pound sterling]'000   [pound sterling]'000

Fixed assets                                                                      198                    102                     98
Cash at bank and in hand                                                          156                     --                     27
Stocks                                                                          1,226                  1,621                    318
Debtors                                                                           971                  1,469                    425
Creditors                                                                      (1,808)                (1,647)                  (513)
Bank overdrafts                                                                  (393)                   (58)                  (186)
Borrowings                                                                         --                 (1,721)                    --
Goodwill                                                                        2,159                  2,049                    834
                                                                             --------               --------               --------
Total consideration                                                             2,509                  1,815                  1,003
                                                                             ========               ========               ========
Satisfied by:
     Cash                                                                       2,509                  1,815                    965
     Deferred consideration                                                        --                     --                     38
                                                                             --------               --------               --------
                                                                                2,509                  1,815                  1,003
                                                                             ========               ========               ========

(c)  Reconciliation of net cashflow to movement in net debt

                                                                                 1997                   1996                   1995
                                                                 [pound sterling]'000   [pound sterling]'000   [pound sterling]'000

(Decrease)/increase in cash in the year                                        (1,280)                  (330)                   783
Cash outflow/(inflow) from decrease in debt                                       902                  2,851                   (866)
                                                                            ---------              ---------              ---------
Change in net debt resulting from cash flows                                     (378)                 2,521                    (83)
Loans acquired with subsidiary                                                     --                 (1,721)                    --
Translation difference                                                           (199)                  (320)                    91
                                                                            ---------              ---------              ---------
Movement in net debt in year                                                     (577)                   480                      8
Net debt at beginning of year                                                  (1,897)                (2,377)                (2,385)
                                                                            ---------              ---------              ---------
Net debt at end of year                                                        (2,474)                (1,897)                (2,377)
                                                                            =========              =========              =========

(d)  Analysis of net debt

                                                                                             Acquisition
                        At 1                               At 31          At 1                (excl cash                   At 31
                     January                Exchange    December       January                       and    Exchange    December
                        1997    Cashflow    movement        1997          1996    Cashflow    overdrafts    movement        1996
                      [pound      [pound      [pound      [pound        [pound      [pound        [pound      [pound      [pound
                   sterling]   sterling]   sterling]   sterling]     sterling]   sterling]     sterling]   sterling]   sterling]
                        '000        '000        '000        '000          '000        '000          '000        '000        '000

Cash at bank
  and in hand          2,425         (55)       (200)      2,170         2,786          47            --        (408)      2,425
Bank overdrafts         (920)     (1,225)          1      (2,144)         (568)       (377)           --          25        (920)
Loans due within
  one year            (3,402)        902          --      (2,500)       (2,818)      1,129        (1,721)          8      (3,402)
Loans due after
  one year                --          --          --          --        (1,777)      1,722            --          55          --
                   ---------   ---------   ---------   ---------     ---------   ---------     ---------   ---------   ---------

                      (1,897)       (378)       (199)     (2,474)       (2,377)      2,521        (1,721)       (320)     (1,897)
                   =========   =========   =========   =========     =========   =========     =========   =========   =========

SPANDEX PLC RECONCILATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

RECONCILIATION OF NET INCOME TO U.S. GAAP
FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                 1997          1996        1995
                                                 ----          ----        ----
                                               [pound        [pound      [pound
                                             sterling]     sterling]   sterling]
                                                 '000          '000        '000

Net income as shown in the financial
statements                                      5,616         6,312       5,266

Description of items having the
effect of decreasing reported
income:
  Amortization of goodwill (A)                   (350)         (264)       (182)
                                                 -----         -----       -----

Net income according to generally
accepted accounting principles in
the United States                               5,266         6,048       5,084
                                                =====         =====       =====


(A) Represents the amortization of acquisition goodwill in accordance with U.S. generally accepted accounting principles. Goodwill is recorded as a reduction to shareholders' equity under generally accepted accounting principles in the United Kingdom.

RECONCILIATION OF BALANCE SHEET ITEMS TO U.S. GAAP
DECEMBER 31, 1997

                                            Audited       Adjust-   Adjusted to
                                           12/31/97         ments     U.S. GAAP
                                           --------       -------     ---------
                                             [pound        [pound        [pound
                                           sterling]     sterling]     sterling]
                                               '000          '000          '000

FIXED ASSETS
 Tangible Assets                             14,432            --        14,432
 Intangible Assets (B)                           --         7,592         7,592
                                             ------         -----        ------
                                             14,432         7,592        22,024
                                             ------         -----        ------
CURRENT ASSETS
 Stocks                                      14,617            --        14,617
 Debtors                                     20,951            --        20,951
 Cash at bank and in hand                     2,170            --         2,170
                                             ------         -----        ------
                                             37,738            --        37,738
                                             ------         -----        ------
CREDITORS: AMOUNTS FALLING DUE
 WITHIN ONE YEAR
 Bank loans and overdrafts                    4,644            --         4,644
 Trade creditors                             12,678            --        12,678
 Other creditors including
  taxation and social security                8,262            --         8,262
 Proposed dividends (C)                       1,201          (812)          389
                                             ------         -----        ------
                                             26,785          (812)       25,973
                                             ------         -----        ------

NET CURRENT ASSETS                           10,953           812        11,765
                                             ------         -----        ------

TOTAL ASSETS LESS CURRENT
 LIABILITIES                                 25,385         8,404        33,789

Provisions for Liabilities and
 Charges                                        186            --           186
                                             ------         -----        ------

                                             25,199         8,404        33,603
                                             ======         =====        ======
CAPITAL AND RESERVES
Called up share capital                       3,248            --         3,248
Share premium                                 1,664            --         1,664
Profit and loss account (B)(C)               20,287         8,404        28,691
                                             ------         -----        ------
TOTAL EQUITY SHAREHOLDERS'
 FUNDS                                       25,199         8,404        33,603
                                             ======         =====        ======


(B) Represents the adjustment to capitalize acquisition goodwill in accordance with U.S. generally accepted accounting principles. Goodwill is recorded as a reduction to shareholders' equity under generally accepted accounting principles in the United Kingdom.

(C) Represents the adjustment to record dividend declarations in the period in which they are declared. Dividend declarations are recorded in the period to which they pertain, which may be earlier than their date of declaration, in the United Kingdom.

RECONCILIATION OF BALANCE SHEET ITEMS TO U.S. GAAP
DECEMBER 31, 1996

                                            Audited       Adjust-   Adjusted to
                                           12/31/96         ments     U.S. GAAP
                                           --------       -------     ---------
                                             [pound        [pound        [pound
                                           sterling]     sterling]     sterling]
                                               '000          '000          '000
FIXED ASSETS
 Tangible Assets                             14,294            --        14,294
 Intangible Assets (B)                           --         5,783         5,783
                                             ------         -----        ------
                                             14,294         5,783        20,077
                                             ------         -----        ------
CURRENT ASSETS
 Stocks                                      12,611            --        12,611
 Debtors                                     19,203            --        19,203
 Cash at bank and in hand                     2,425            --         2,425
                                             ------         -----        ------
                                             34,239            --        34,239
                                             ------         -----        ------
CREDITORS: AMOUNTS FALLING DUE
 WITHIN ONE YEAR
 Bank loans and overdrafts                    4,322            --         4,322
 Trade creditors                             10,124            --        10,124
 Other creditors including
  taxation and social security                8,588            --         8,588
 Proposed dividends (C)                       1,038          (681)          357
                                             ------         -----        -------
                                             24,072          (681)       23,391
                                             ------         -----        ------

NET CURRENT ASSETS                           10,167           681        10,848
                                             ------         -----        ------

TOTAL ASSETS LESS CURRENT
 LIABILITIES                                 24,461         6,464        30,925

Provisions for Liabilities and
 Charges                                        184            --           184
                                             ------         -----        ------
                                             24,277         6,464        30,741
                                             ======         =====        ======
CAPITAL AND RESERVES
Called up share capital                       3,243            --         3,243
Share premium                                 1,632            --         1,632
Profit and loss account (B)(C)               19,402         6,464        25,866
                                             ------         -----        ------
TOTAL EQUITY SHAREHOLDERS'
 FUNDS                                       24,277         6,464        30,741
                                             ======         =====        ======


(B) Represents the adjustment to capitalize acquisition goodwill in accordance with U.S. generally accepted accounting principles. Goodwill is recorded as a reduction to shareholders' equity under generally accepted accounting principles in the United Kingdom.

(C) Represents the adjustment to record dividend declarations in the period in which they are declared. Dividend declarations are recorded in the period to which they pertain, which may be earlier than their date of declaration, in the United Kingdom.

CASH FLOW STATEMENTS: BASIS OF PREPARATION

The consolidated cash flow statements are prepared in accordance with UK Financial Reporting Standard No. 1 (FRS 1), the objective and principles of which are similar to those set out in SFAS No. 95, "Statement of Cash Flows". The principal difference between the standards relates to classification. Under FRS 1, Spandex PLC presents its cash flows for (a) operating activities; (b) returns on investments and servicing of finance; (c) tax paid; (d) investing activities; and (e) financing. SFAS No. 95 requires only three categories of cash flow activity being (a) operating; (b) investing; and (c) financing.

Cash flows from returns on investments and servicing of finance and taxation under FRS 1 would, with the exception of dividends paid, be included as operating activities under SFAS No. 95; such distributions would be included as a financing activity under SFAS No. 95. Under FRS 1, cash and cash equivalents comprise cash, investments and short-term deposits which were within 3 months of maturity when acquired and short-term borrowings repayable within 3 months from the date of their advance. Under SFAS No. 95, short-term borrowings repayable within 3 months of their advance would not be included within cash and cash equivalents but movements on those borrowings would be included in financing activities.

Item 7(b).  Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated statements of income of the Company for the nine months ended January 31, 1998 and the year ended April 30, 1997 presents results for the Company as if its purchase of Spandex had occurred as of March 31, 1996. The accompanying unaudited pro forma condensed consolidated balance sheet as of January 31, 1998 gives effect to the purchase as if it had occurred as of January 31, 1998. The unaudited pro forma data does not purport to represent what the Company's financial position or results of operations actually would have been had the purchase in fact occurred on the dates indicated, or to project the Company's financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable in the circumstances. Further, the pro forma adjustments related to the pro forma condensed consolidated statements of income do not give effect to any nonrecurring/unusual restructuring charges resulting from the purchase. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes thereto, and the separate historical financial statements of the Company as of and for the nine months ended January 31, 1998 and for the year ended April 30, 1998, which are contained in the Company's quarterly report on Form 10-Q for the fiscal period ended January 31, 1998 and annual report on Form 10-K for the fiscal period ended April 30, 1997, respectively.

The unaudited pro forma condensed consolidated balance sheet as of January 31, 1998 includes the Spandex balance sheet as of December 31, 1997. The unaudited pro forma condensed consolidated statements of income for the nine months ended January 31, 1998 and the year ended April 30, 1997 include Spandex's income statements for the nine months ended December 31, 1997 and the twelve months ended March 31, 1997, respectively.

The pro forma adjustments and pro forma amounts are provided for informational purposes only, and the Company's financial statements will reflect the effects of the purchase from May 5, 1998, the date of such purchase.

                             GERBER SCIENTIFIC, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF JANUARY 31, 1998
                                 ($ IN MILLIONS)


                                            Histor-           Spandex       Other
                                            ical (a)          (b)           (c)            Pro Forma
                                            --------          --------      --------       ---------

ASSETS
CURRENT ASSETS
    Cash and short-
     term receivables                       $ 25,743          $  3,582       $(3,336)       $ 25,989
    Accounts receivable                       93,489            34,584            --         128,073
    Inventories                               70,520            24,128            --          94,648
    Prepaid expenses                          13,411                --            --          13,411
                                            --------          --------      --------        --------
                                             203,163            62,294        (3,336)        262,121

INVESTMENTS AND LONG-
    TERM RECEIVABLES                          17,326                --            --          17,326

PROPERTY, PLANT AND
    EQUIPMENT                                129,543            40,111         2,500         172,154
    Less accumulated
     depreciation                             62,039            16,288            --          78,327
                                            --------          --------      --------        --------
                                              67,504            23,823         2,500          93,827

INTANGIBLE ASSETS                             57,898                --       126,033         183,931
    Less accumulated
     amortization                             12,083                --            --          12,083
                                            --------          --------      --------        --------
                                              45,815                --       126,033         171,848

OTHER ASSETS                                     457                --            --             457
                                            --------          --------      --------        --------
                                            $334,265          $ 86,117      $125,197        $545,579
                                            ========          ========      ========        ========
LIABILITIES AND
SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Notes payable                           $     --          $  7,666      $ (7,666)       $     --
    Current maturities
     of long-term debt                           193                --            --             193
    Accounts payable                          26,702            36,548            --          63,250
    Accrued compensation
     and benefits                             15,010                --            --          15,010
    Other accrued
     liabilities                              18,951                --            --          18,951
    Deferred revenue                           6,747                --            --           6,747



    Advances on sales
     contracts                                 7,403                --            --           7,403
                                            --------          --------      --------        --------
                                              75,006            44,214        (7,666)        111,554

NONCURRENT LIABILITIES:
    Deferred income taxes                     11,687               307            --          11,994
    Long-term debt                             7,002                --       174,459         181,461
                                            --------          --------      --------        --------
                                              18,689               307       174,459         193,455

SHAREHOLDERS' EQUITY:
    Preferred stock                               --                --            --              --
    Common stock                              23,392             5,361        (5,361)         23,392
    Paid-in capital                           37,008             2,747        (2,747)         37,008
    Retained earnings                        198,685            33,488       (33,488)        198,685
    Treasury stock                           (16,450)               --            --         (16,450)
    Cumulative
    translation component                     (2,065)               --            --          (2,065)
                                            --------          --------      --------        --------
                                             240,570            41,596       (41,596)        240,570
                                            --------          --------      --------        --------
                                            $334,265          $ 86,117      $125,197        $545,579
                                            ========          ========      ========        ========




(a) Gerber Scientific Inc. balance sheet as of January 31, 1998 as previously presented in the Company's quarterly report on Form 10-Q.

(b) Spandex balance sheet as of December 31, 1997, converted from British pounds to U.S. dollars using the spot exchange rate at December 31, 1997.

(c) Purchase adjustment assuming the purchase of Spandex took place on January 31, 1998. Goodwill is calculated as follows:


           Purchase price                                              $166,793
           Less: Net asset value of
            Spandex as of January 31, 1998                              (41,596)
           Adjustment to record assets at
            fair market value                                            (2,500)
           Transaction costs                                              3,336
                                                                       --------
           Goodwill                                                    $126,033
                                                                       ========

                             GERBER SCIENTIFIC, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE NINE MONTHS ENDED JANUARY 31, 1998
                     ($ IN MILLIONS, EXCEPT PER SHARE DATA)


                                            Histor-           Spandex       Other
                                            ical (a)          (b)           (c)            Pro Forma
                                            --------          --------      --------       ---------

REVENUE:
  Product sales                             $274,703          $128,373      $(17,467)       $385,609
  Service                                     35,486                --            --          35,486
                                            --------          --------      --------        --------
                                             310,189           128,373       (17,467)        421,095
COSTS & EXPENSES:                           --------          --------      --------        --------
  Cost of product
   sales                                     148,623            81,107       (17,467)        212,263
  Cost of service                             22,681                --            --          22,681
  Selling, general
   & administrative                           94,926            35,257         3,925         134,108
  Research &
   development                                23,099                --            --          23,099
                                            --------          --------      --------        --------
                                             289,329           116,364       (13,542)        392,151
                                            --------          --------      --------        --------
Operating income                              20,860            12,009        (3,925)         28,944

Other income                                   3,388               (69)           --           3,319
Interest expense                                 266                --         9,608           9,874
                                            --------          --------       -------        --------
Earnings before
 income taxes                                 23,982            11,940       (13,533)         22,389
Provision for income
 taxes                                         7,700             4,497        (4,361)          7,836
                                            --------          --------      --------        --------
NET EARNINGS                                $ 16,282          $  7,443      $ (9,172)       $ 14,553
                                            ========          ========      ========        ========
PER SHARE OF COMMON
  STOCK:
  Basic                                     $   0.71                                        $   0.64
  Diluted                                   $   0.70                                        $   0.62

  Dividends                                 $   0.24                                        $   0.24

AVERAGE SHARES
  OUTSTANDING:
  Basic                                       22,863                                          22,863
  Diluted                                     23,354                                          23,354

(a) Gerber Scientific Inc. income statement for the nine months ended January 31, 1998 as previously presented in the Company's quarterly report on Form 10-Q.

(b) Spandex income statement for the nine months ended December 31, 1997, converted from British pounds to U.S. dollars using the weighted average exchange rate for the nine months ended December 31, 1997.

(c) Adjustment recorded to record interest expense and goodwill amortization, as well as to eliminate intercompany sales. Interest expense was calculated using the weighted average dealer commercial paper rate (5.6%) for the nine months ended January 31, 1998, while goodwill amortization was calculated assuming a 25 year amortization period. The income tax rate used was the statutory rate of 35%. Goodwill amortization was calculated as follows:



           Purchase price                                           $166,793
           Less: Net asset value of
            Spandex, as of March 31, 1996                            (36,783)
           Adjustment to record assets at
            fair market value                                         (2,500)
           Transaction costs                                           3,336
                                                                    --------
           Goodwill                                                  130,846
           Amortization period (years)                                    25
                                                                    --------
           Annual amortization                                         5,234
                                                                    --------
           Nine months of amortization                              $  3,925
                                                                    ========

                             GERBER SCIENTIFIC, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED APRIL 30, 1997
                     ($ IN MILLIONS, EXCEPT PER SHARE DATA)



                                            Histor-           Spandex       Other
                                            ical (a)          (b)           (c)            Pro Forma
                                            --------          --------      --------       ---------

REVENUE:
  Product sales                             $334,990          $158,205      $(19,381)      $473,814
  Service                                     45,927                --            --         45,927
                                            --------          --------      --------       --------
                                             380,917           158,205       (19,381)       519,741
COSTS & EXPENSES:                           --------          --------      --------       --------
  Cost of product
   sales                                     183,472            97,103       (19,381)       261,194
  Cost of service                             28,930                --            --         28,930
  Selling, general
   & administrative                          120,143            44,409         5,234        169,786
  Research and
   development                                30,415                --            --         30,415
                                            --------          --------      --------       --------
                                             362,960           141,512       (14,147)       490,325
                                            --------          --------      --------       --------
Operating income                              17,957            16,693        (5,234)        29,416

Other income                                   4,590            (1,537)           --          3,053
Interest expense                                 338                --         9,733         10,071
                                            --------          --------      --------       --------
Earnings before
 income taxes                                 22,209            15,156       (14,967)        22,398
Provision for income
 taxes                                         6,200             5,562        (3,923)         7,839
                                            --------          --------      --------       --------
NET EARNINGS                                $ 16,009          $  9,594      $(11,044)      $ 14,559
                                            ========          ========      ========       ========
PER SHARE OF COMMON STOCK:
  Basic                                     $   0.69                                       $   0.63
  Diluted                                   $   0.69                                       $   0.62

  Dividends                                 $   0.32                                       $   0.32

AVERAGE SHARES
  OUTSTANDING:
  Basic                                       23,250                                         23,250
  Diluted                                     23,365                                         23,365

(a) Gerber Scientific Inc. income statement for the year ended April 30, 1997 as previously presented in the Company's annual report on Form 10-K.

(b) Spandex income statement for the twelve months ended March 31, 1997, converted from British pounds to U.S. dollars using the weighted average exchange rate for the twelve months ended March 31, 1997.

(c) Adjustment recorded to record interest expense and goodwill amortization, as well as to eliminate intercompany sales. Interest expense was calculated using the weighted average dealer commercial paper rate (5.6%) for the twelve months ended April 30, 1997, while goodwill amortization was calculated assuming a 25 year amortization period. The income tax rate used was the statutory rate of 35%. Goodwill amortization is calculated as follows:



           Purchase price                                       $166,793
           Less: Net asset value of
            Spandex, as of March 31, 1996                        (36,783)
           Adjustment to record assets at
            fair market value                                     (2,500)
           Transaction costs                                       3,336
                                                                --------
           Goodwill                                              130,846
           Amortization period (years)                                25
                                                                --------
           Annual amortization                                  $  5,234
                                                                ========

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   GERBER SCIENTIFIC, INC.
                                   ------------------------
                                         (Registrant)



Date:     July 16, 1998            By:    / s / Gary K. Bennett
          ------------------              --------------------------------
                                          Gary K. Bennett
                                          Senior Vice President, Finance
                                          And Principal Accounting Officer